Exhibit 3.1

STATE OF NEVADA

OFFICE OF THE

SECRETARY OF STATE

CERTIFIED COPY

July 25, 2012

Job Number C20120725-0990

Reference Number:

Expoedite:

Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20120511784-71	Amendment	1 Pages 1 Copies

Respectfully,

/s/ Ross Miller

ROSS MILLER

Secretary of State

Commmercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

1

Filed 07/25/2012; 9:00 AM

Certificate of Amendment to Articles of Incorporation

Fir Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

FrogAds Inc.

2.  The articles have been amended as follows: (provide article numbers, if available)

The new total authorized shares are 10 million preferred at .001 per share and 900 million common at .001 per share.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise as least majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have been voted in favor of the amendment is:

51%

4.  Effective date and time of filing: (optional)

5.  Signature: (required)

/s/ __________________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.